UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 16, 2016

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

201 NW 10th, Suite 200 Oklahoma City, Oklahoma	73103
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (405) 278-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 16, 2016, a subsidiary of Blueknight Energy Partners, L.P. (the “Partnership”) and Vitol Inc. executed a third amendment (the “Amendment”) to a Crude Oil Storage Services Agreement with Vitol Inc. (“Vitol”). Fifty percent of the membership interests of Blueknight Energy Partners G.P., L.L.C., the general partner of the Partnership, are indirectly owned by Blueknight Energy Holding, Inc. (“Blueknight Holding”). Blueknight Holding and Vitol are affiliated entities as both companies are indirectly owned by Vitol Holding B.V.

The Amendment extends the term of the agreement (the “Storage Agreement”), which was effective as of November 1, 2010 and scheduled to expire on April 30, 2017, through April 30, 2018. The Amendment also adjusts the rate Vitol is charged for services provided under the amended agreement.  Revenues earned under the Storage Agreement are based upon the 2.2 million barrels of storage capacity that is dedicated to Vitol under the agreement.

The foregoing description is a summary of the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is included as Exhibit 10.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1*	—	Third Amendment to Crude Oil Storage Services Agreement, effective May 1, 2017.

*Application has been made to the Securities and Exchange Commission for confidential treatment of certain provisions of this exhibit.  Omitted material for which confidential treatment has been requested has been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: August 19, 2016	By:	/s/ Alex G. Stallings
	Name:	Alex G. Stallings
	Title:	Chief Financial Officer and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1*	—	Third Amendment to Crude Oil Storage Services Agreement, effective May 1, 2017.

*Application has been made to the Securities and Exchange Commission for confidential treatment of certain provisions of this exhibit.  Omitted material for which confidential treatment has been requested has been separately filed with the Securities and Exchange Commission.